EXHIBIT 99.1
FOR IMMEDIATE RELEASE
NMI Holdings, Inc. Reports Second Quarter 2022 Financial Results;
Announces New Quota Share Reinsurance Agreement
EMERYVILLE, Calif., Aug. 2, 2022 -- NMI Holdings, Inc. (Nasdaq: NMIH) today reported net income of $75.4 million, or $0.86 per diluted share, for the second quarter ended June 30, 2022, which compares to $67.7 million, or $0.77 per diluted share, in the first quarter ended March 31, 2022 and $57.5 million, or $0.65 per diluted share, in the second quarter ended June 30, 2021. Adjusted net income for the quarter was $74.3 million, or $0.86 per diluted share, which compares to $67.5 million, or $0.77 per diluted share, in the first quarter ended March 31, 2022 and $58.1 million, or $0.67 per diluted share, in the second quarter ended June 30, 2021. The non-GAAP financial measures adjusted net income, adjusted diluted earnings per share and adjusted return on equity are presented in this release to enhance the comparability of financial results between periods. See "Use of Non-GAAP Financial Measures" and our reconciliation of such measures to their most comparable GAAP measures, below.

Adam Pollitzer, President and Chief Executive Officer of National MI, said, “We delivered resoundingly strong results in the second quarter, with significant new business production and increasing persistency driving growth in our high-quality insured portfolio, and favorable credit performance and expense discipline driving record profitability and strong returns. We have long been successful managing National MI with discipline and a focus on through-the-cycle performance, and are taking steps to further insulate our business from the impact of any economic volatility that may emerge. Looking forward, we're well positioned to continue to serve our customers and their borrowers, drive growth in our high-quality insured portfolio and deliver strong performance for our shareholders.”

The company also announced today that it has entered into a new quota share reinsurance agreement, primarily covering a seasoned pool of existing mortgage insurance policies that were previously ceded under its 2017 and 2020-1 ILN transactions.

Selected second quarter 2022 highlights include:

•Primary insurance-in-force at quarter end was $168.6 billion, up 6% from $158.9 billion in the first quarter and 23% compared to $136.6 billion in the second quarter of 2021

•Net premiums earned were $120.9 million, up 4% from $116.5 million in the first quarter and 9% compared to $110.9 million in the second quarter of 2021

•Underwriting and operating expenses were $30.7 million, down 7% from $32.9 million in the first quarter and 12% compared to $34.7 million in the second quarter of 2021

•Insurance claims and claim expenses was a benefit of $3.0 million, compared to a benefit of $0.6 million in the first quarter and an expense of $4.6 million in the second quarter of 2021

•Shareholders’ equity was $1.5 billion at quarter end and book value per share was $18.01. Book value per share excluding the impact of net unrealized gains and losses in the investment portfolio was $19.91, up 5% compared to $18.97 per share in the first quarter and 19% compared to $16.71 per share in the second quarter of 2021

•Annualized return on equity for the quarter was 19.7% and annualized adjusted return on equity was 19.4%

•At quarter-end, total PMIERs available assets were $2.2 billion and net risk-based required assets were $1.2 billion

EXHIBIT 99.1

	Quarter Ended	Quarter Ended	Quarter Ended	Change (1)	Change (1)
	6/30/2022	3/31/2022	6/30/2021	Q/Q	Y/Y
INSURANCE METRICS ($billions)
Primary Insurance-in-Force	$168.6	$158.9	$136.6	6%	23%
New Insurance Written - NIW
Monthly premium	15.7	13.1	19.4	20%	(19)%
Single premium	0.9	1.1	3.3	(14)%	(72)%
Total (2)	16.6	14.2	22.8	17%	(27)%

FINANCIAL HIGHLIGHTS (Unaudited, $millions, except per share amounts)

Net Premiums Earned	120.9	116.5	110.9	4%	9%
Insurance Claims and Claim (Benefits) Expenses	(3.0)	(0.6)	4.6	390%	(165)%
Underwriting and Operating Expenses	30.7	32.9	34.7	(7)%	(12)%
Net Income	75.4	67.7	57.5	11%	31%
Adjusted Net Income	74.3	67.5	58.1	10%	28%
Book Value per Share (excluding net unrealized gains and losses) (3)	19.91	18.97	16.71	5%	19%
Loss Ratio	(2.5)%	(0.5)%	4.2%
Expense Ratio	25.4%	28.3%	31.3%

(1)    Percentages may not be replicated based on the rounded figures presented in the table.
(2)     Total may not foot due to rounding.
(3)    Book value per share (excluding net unrealized gains and losses) is defined as total shareholder's equity, excluding the after-tax effects of unrealized gains and losses on our investment portfolio, divided by shares outstanding.

Conference Call and Webcast Details
The company will hold a conference call, which will be webcast live today, August 2, 2022, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The webcast will be available on the company's website, www.nationalmi.com, in the "Investor Relations" section. The conference call can also be accessed by dialing (877) 270-2148 in the U.S., or (412) 902-6510 internationally by referencing NMI Holdings, Inc.

About NMI Holdings, Inc.
NMI Holdings, Inc. (NASDAQ: NMIH), is the parent company of National Mortgage Insurance Corporation (National MI), a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the U.S. Private Securities Litigation Reform Act of 1995 (the "PSLRA"). The PSLRA provides a "safe harbor" for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believe," "can," "could," "may," "predict," "assume," "potential," "should," "will," "estimate," "perceive," "plan," "project," "continuing," "ongoing," "expect," "intend" and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to:

EXHIBIT 99.1
uncertainty relating to the coronavirus (“COVID-19”) pandemic and the measures taken by governmental authorities and other third parties to contain the spread of COVID-19, including their impact on the global economy, the U.S. housing, real estate, housing finance and mortgage insurance markets, and our business, operations and personnel; changes in the charters, business practices, policy or priorities of Fannie Mae and Freddie Mac (collectively, the GSEs), which may include decisions that have the impact of decreasing or discontinuing the use of mortgage insurance as credit enhancement generally, or with first time homebuyers or on very high loan-to-value mortgages; or changes in the direction of housing policy objectives of the Federal Housing Finance Agency (“FHFA”), such as the FHFA's priority to increase the accessibility to and affordability of homeownership for low-and-moderate income borrowers and underrepresented communities; our ability to remain an eligible mortgage insurer under the private mortgage insurer eligibility requirements (“PMIERs”) and other requirements imposed by the GSEs, which they may change at any time; retention of our existing certificates of authority in each state and the District of Columbia (“D.C.”) and our ability to remain a mortgage insurer in good standing in each state and D.C.; our future profitability, liquidity and capital resources; actions of existing competitors, including other private mortgage insurers and government mortgage insurers such as the Federal Housing Administration, the U.S. Department of Agriculture's Rural Housing Service and the U.S. Department of Veterans Affairs, and potential market entry by new competitors or consolidation of existing competitors; developments in the world's financial, capital and credit markets and our access to such markets, including reinsurance; adoption of new or changes to existing laws, rules and regulations that impact our business or financial condition directly or the mortgage insurance industry generally or their enforcement and implementation by regulators, including the implementation of the final rules defining and/or concerning "Qualified Mortgage" and "Qualified Residential Mortgage"; U.S. federal tax reform and other potential changes in tax law and their impact on us and our operations; legislative or regulatory changes to the GSEs' role in the secondary mortgage market or other changes that could affect the residential mortgage industry generally or mortgage insurance industry in particular; potential legal and regulatory claims, investigations, actions, audits or inquiries that could result in adverse judgements, settlements, fines or other reliefs that could require significant expenditures or have other negative effects on our business; changes in general economic, market and political conditions and policies (including rising interest rates and inflation) and investment results or other conditions that affect the housing market or the markets for home mortgages or mortgage insurance; our ability to successfully execute and implement our capital plans, including our ability to access the capital, credit and reinsurance markets and to enter into, and receive approval of, reinsurance arrangements on terms and conditions that are acceptable to us, the GSEs and our regulators; lenders, the GSEs, or other market participants seeking alternatives to private mortgage insurance; our ability to implement our business strategy, including our ability to write mortgage insurance on high quality low down payment residential mortgage loans, implement successfully and on a timely basis, complex infrastructure, systems, procedures, and internal controls to support our business and regulatory and reporting requirements of the insurance industry; our ability to attract and retain a diverse customer base, including the largest mortgage originators; failure of risk management or pricing or investment strategies; decrease in the length of time our insurance policies are in force; emergence of unexpected claim and coverage issues, including claims exceeding our reserves or amounts we had expected to experience; potential adverse impacts arising from natural disasters (including those that may be caused or exacerbated by climate change), including, with respect to affected areas, a decline in new business, adverse effects on home prices, and an increase in notices of default on insured mortgages; potential adverse impacts arising from the occurrence of any man-made disasters or public health emergencies, including pandemics; the inability of our counter-parties, including third party reinsurers, to meet their obligations to us; failure to maintain, improve and continue to develop necessary information technology systems or the failure of technology providers to perform; effectiveness and security of our information technology systems and digital products and services, including the risks these systems, products or services may fail to operate as expected or planned, or expose us to cybersecurity or third-party risks (including the exposure of our confidential customer and other confidential information); and ability to recruit, train and retain key personnel. These risks and uncertainties also include, but are not limited to, those set forth under the heading "Risk Factors" detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2021, as subsequently updated through other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.

Use of Non-GAAP Financial Measures
We believe the use of the non-GAAP measures of adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio, adjusted combined ratio and book value per share (excluding net unrealized gains and losses) and enhances the comparability of our fundamental financial performance between periods, and provides relevant information to investors. These non-GAAP financial measures align with the way the company's business performance is evaluated by management. These measures are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. These measures have been presented to increase transparency and enhance the comparability of our fundamental operating trends across periods. Other companies may calculate these measures differently; their measures may not be comparable to those we calculate and present.

EXHIBIT 99.1
Adjusted income before tax is defined as GAAP income before tax, excluding the pre-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and other infrequent, unusual or non-operating items in the periods in which such items are incurred.

Adjusted net income is defined as GAAP net income, excluding the after-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and other infrequent, unusual or non-operating items in the periods in which such items are incurred. Adjustments to components of pre-tax income are tax effected using the applicable federal statutory tax rate for the respective periods.

Adjusted diluted EPS is defined as adjusted net income divided by adjusted weighted average diluted shares outstanding. Adjusted weighted average diluted shares outstanding is defined as weighted average diluted shares outstanding, adjusted for changes in the dilutive effect of non-vested shares that would otherwise have occurred had GAAP net income been calculated in accordance with adjusted net income. There will be no adjustment to weighted average diluted shares outstanding in the periods that non-vested shares are anti-dilutive under GAAP.
Adjusted return on equity is calculated by dividing adjusted net income on an annualized basis by the average shareholders' equity for the period.
Adjusted expense ratio is defined as GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions, divided by net premiums earned.
Adjusted combined ratio is defined as the total of GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions and insurance claims and claims expenses, divided by net premiums earned.
Book value per share (excluding net unrealized gains and losses) is defined as total shareholder's equity, excluding the after-tax effects of unrealized gains and losses on investments, divided by shares outstanding.
Although adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio, adjusted combined ratio and book value per share (excluding net unrealized gains and losses) exclude certain items that have occurred in the past and are expected to occur in the future, the excluded items: (1) are not viewed as part of the operating performance of our primary activities; or (2) are impacted by market, economic or regulatory factors and are not necessarily indicative of operating trends, or both. These adjustments, and the reasons for their treatment, are described below.
(1)    Change in fair value of warrant liability. Outstanding warrants at the end of each reporting period are revalued, and any change in fair value is reported in the statement of operations in the period in which the change occurred. The change in fair value of our warrant liability can vary significantly across periods and is influenced principally by equity market and general economic factors that do not impact or reflect our current period operating results. Furthermore, all unexercised warrants expired in April 2022 and, as such, no change in fair value will be recognized in future reporting periods. We believe trends in our operating performance can be more clearly identified by excluding fluctuations related to the change in fair value of our warrant liability.

(2)    Capital markets transaction costs. Capital markets transaction costs result from activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions that may vary in their size and timing due to factors such as market opportunities, tax and capital profile, and overall market cycles.
(3)    Net realized investment gains and losses. The recognition of the net realized investment gains or losses can vary significantly across periods as the timing is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile, and overall market cycles that do not reflect our current period operating results.
(4)    Other infrequent, unusual or non-operating items. Items that are the result of unforeseen or uncommon events, and are not expected to recur with frequency in the future. Identification and exclusion of these items provides clarity about the impact special or rare occurrences may have on our current financial performance. Past adjustments under this category include infrequent, unusual or non-operating adjustments related to severance, restricted stock modification and other expenses incurred in connection with the CEO transition announced in September 2021 and the effects of the release of the valuation allowance recorded against our net federal and certain state net deferred tax assets in 2016 and the re-measurement of our

EXHIBIT 99.1
net deferred tax assets in connection with tax reform in 2017. We believe such items are infrequent or non-recurring in nature, and are not indicative of the performance of, or ongoing trends in, our primary operating activities or business.
(5) Net unrealized gains and losses on investments. The recognition of the net unrealized gains or losses on investment can vary significantly across periods and is influenced by factors such as interest rate movement, overall market and economic conditions, and tax and capital profiles. These valuation adjustments may not necessarily result in economic gains or losses and not reflective of ongoing operations. Trends in the profitability of our fundamental operating activities can be more clearly identified without the fluctuations of these unrealized gains or losses.

Investor Contact
John M. Swenson
Vice President, Investor Relations and Treasury
john.swenson@nationalmi.com
(510) 788-8417

EXHIBIT 99.1

Consolidated statements of operations and comprehensive income (loss) (unaudited)	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
Revenues	(In Thousands, except for per share data)
Net premiums earned	$120,870	$110,888	$237,365	$216,767
Net investment income	10,921	9,382	21,120	18,196
Net realized investment gains	53	12	461	12
Other revenues	376	483	715	984
Total revenues	132,220	120,765	259,661	235,959
Expenses
Insurance claims and claim (benefits) expenses	(3,036)	4,640	(3,655)	9,602
Underwriting and operating expenses	30,700	34,725	63,635	68,790
Service expenses	336	481	766	1,072
Interest expense	8,051	7,922	16,092	15,837
Gain from change in fair value of warrant liability	(1,020)	(658)	(1,113)	(453)
Total expenses	35,031	47,110	75,725	94,848

Income before income taxes	97,189	73,655	183,936	141,111
Income tax expense	21,745	16,133	40,812	30,697
Net income	$75,444	$57,522	$143,124	$110,414

Earnings per share
Basic	$0.88	$0.67	$1.67	$1.29
Diluted	$0.86	$0.65	$1.63	$1.27

Weighted average common shares outstanding
Basic	85,734	85,647	85,842	85,483
Diluted	86,577	86,819	86,943	86,729

Loss ratio (1)	(2.5)%	4.2%	(1.5)%	4.4%
Expense ratio (2)	25.4%	31.3%	26.8%	31.7%
Combined ratio (3)	22.9%	35.5%	25.3%	36.2%

Net income	$75,444	$57,522	$143,124	$110,414
Other comprehensive (loss) income, net of tax:
Unrealized (losses) gains in accumulated other comprehensive income (loss), net of tax (benefit) expense of $(17,004) and $4,995 for the three months ended June 30, 2022 and 2021, and $(43,180) and $(7,003) for the six month ended June 30, 2022 and 2021, respectively	(63,967)	18,790	(162,438)	(26,343)
Reclassification adjustment for realized gains included in net income, net of tax expense of $11 and $3 for the three months ended June 30, 2022 and 2021, and $97 and $3 for the six months ended June 30, 2022 and 2021, respectively	(44)	(10)	(367)	(10)
Other comprehensive (loss) income, net of tax	(64,011)	18,780	(162,805)	(26,353)
Comprehensive income (loss)	$11,433	$76,302	$(19,681)	$84,061

(1)    Loss ratio is calculated by dividing insurance claims and claim expenses by net premiums earned.
(2)    Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.
(3)    Combined ratio may not foot due to rounding.

EXHIBIT 99.1

Consolidated balance sheets (unaudited)	June 30, 2022	December 31, 2021
Assets	(In Thousands, except for share data)
Fixed maturities, available-for-sale, at fair value (amortized cost of $2,218,344 and $2,078,773 as of June 30, 2022 and December 31, 2021, respectively)	$2,019,420	$2,085,931
Cash and cash equivalents (including restricted cash of $2,152 and $3,165 as of June 30, 2022 and December 31, 2021, respectively)	72,398	76,646
Premiums receivable	63,708	60,358
Accrued investment income	12,430	11,900
Prepaid expenses	4,994	3,530
Deferred policy acquisition costs, net	59,768	59,584
Software and equipment, net	32,071	32,047
Intangible assets and goodwill	3,634	3,634
Prepaid reinsurance premiums	1,711	2,393
Reinsurance recoverable	19,588	20,320
Other assets	102,566	94,238
Total assets	$2,392,288	$2,450,581

Liabilities
Debt	$395,323	$394,623
Unearned premiums	135,681	139,237
Accounts payable and accrued expenses	58,947	72,000
Reserve for insurance claims and claim expenses	98,462	103,551
Reinsurance funds withheld	4,489	5,601
Warrant liability, at fair value	—	2,363
Deferred tax liability, net	161,658	164,175
Other liabilities	12,636	3,245
Total liabilities	867,196	884,795

Shareholders' equity
Common stock - class A shares, $0.01 par value; 86,375,154 shares issued and 84,701,092 shares outstanding as of June 30, 2022 and 85,792,849 shares issued and outstanding as of December 31, 2021 (250,000,000 shares authorized)	864	858
Additional paid-in capital	964,654	955,302
Treasury Stock, at cost: 1,674,062 and 0 common shares as of June 30, 2022 and December 31, 2021, respectively	(30,371)	—
Accumulated other comprehensive (loss) income, net of tax	(161,320)	1,485
Retained earnings	751,265	608,141
Total shareholders' equity	1,525,092	1,565,786
Total liabilities and shareholders' equity	$2,392,288	$2,450,581

EXHIBIT 99.1

Non-GAAP Financial Measure Reconciliations (unaudited)
	As of and for the three months ended			For the six months ended
	6/30/2022	3/31/2022	6/30/2021	6/30/2022	6/30/2021
As Reported	(In Thousands, except for per share data)
Revenues
Net premiums earned	$120,870	$116,495	$110,888	$237,365	$216,767
Net investment income	10,921	10,199	9,382	21,120	18,196
Net realized investment gains	53	408	12	461	12
Other revenues	376	339	483	715	984
Total revenues	132,220	127,441	120,765	259,661	235,959
Expenses
Insurance claims and claim (benefits) expenses	(3,036)	(619)	4,640	(3,655)	9,602
Underwriting and operating expenses	30,700	32,935	34,725	63,635	68,790
Service expenses	336	430	481	766	1,072
Interest expense	8,051	8,041	7,922	16,092	15,837
Gain from change in fair value of warrant liability	(1,020)	(93)	(658)	(1,113)	(453)
Total expenses	35,031	40,694	47,110	75,725	94,848
Income before income taxes	97,189	86,747	73,655	183,936	141,111
Income tax expense	21,745	19,067	16,133	40,812	30,697
Net income	$75,444	$67,680	$57,522	$143,124	$110,414

Adjustments:
Net realized investment gains	(53)	(408)	(12)	(461)	(12)
Gain from change in fair value of warrant liability	(1,020)	(93)	(658)	(1,113)	(453)
Capital markets transaction costs	(55)	260	1,615	205	1,993
Adjusted income before taxes	96,061	86,506	74,600	182,567	142,639

Income tax expense on adjustments (1)	(23)	(31)	337	(54)	416
Adjusted net income	$74,339	$67,470	$58,130	$141,809	$111,526

Weighted average diluted shares outstanding	86,577	87,310	86,819	86,943	86,729

Diluted EPS	$0.86	$0.77	$0.65	$1.63	$1.27
Adjusted diluted EPS	$0.86	$0.77	$0.67	$1.63	$1.29

Return-on-equity	19.7%	17.5%	16.2%	18.5%	15.6%
Adjusted return-on-equity	19.4%	17.4%	16.4%	18.4%	15.8%

Expense ratio (2)	25.4%	28.3%	31.3%	26.8%	31.7%
Adjusted expense ratio (3)	25.4%	28.0%	29.9%	26.7%	30.8%

Combined ratio (4)	22.9%	27.7%	35.5%	25.3%	36.2%
Adjusted combined ratio (5)	22.9%	27.5%	34.0%	25.2%	35.2%

EXHIBIT 99.1

Book value per share (6)	$18.01	$17.84	$17.03
Book value per share (excluding net unrealized gains and losses) (7)	$19.91	$18.97	$16.71

(1)    Marginal tax impact of non-GAAP adjustments is calculated based on our statutory U.S. federal corporate income tax rate of 21%, except for those items that are not eligible for an income tax deduction. Such non-deductible items include gains or losses from the change in the fair value of our warrant liability and certain costs incurred in connection with the CEO transition, which are limited under Section 162(m) of the Internal Revenue Code.
(2)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.
(3)    Adjusted expense ratio is calculated by dividing adjusted underwriting and operating expense (underwriting and operating expenses excluding costs related to capital markets reinsurance transactions) by net premiums earned.
(4)    Combined ratio is calculated by dividing the total of underwriting and operating expenses and insurance claims and claims expense by net premiums earned.
(5)    Adjusted combined ratio is calculated by dividing the total of adjusted underwriting and operating expenses (underwriting and operating expenses excluding costs related to capital market reinsurance transaction) and insurance claims and claims expense by net premiums earned.
(6)    Book value per share is calculated by dividing total shareholder's equity by shares outstanding.
(7)    Book value per share (excluding net unrealized gains and losses) is defined as total shareholder's equity, excluding the after-tax effects of unrealized gains and losses on our investment portfolio, divided by shares outstanding.

EXHIBIT 99.1

Historical Quarterly Data	2022		2021
	June 30	March 31	December 31	September 30	June 30	March 31
Revenues	(In Thousands, except for per share data)
Net premiums earned	$120,870	$116,495	$113,933	$113,594	$110,888	$105,879
Net investment income	10,921	10,199	10,045	9,831	9,382	8,814
Net realized investment gains	53	408	714	3	12	—
Other revenues	376	339	380	613	483	501
Total revenues	132,220	127,441	125,072	124,041	120,765	115,194
Expenses
Insurance claims and claim (benefits) expenses	(3,036)	(619)	(500)	3,204	4,640	4,962
Underwriting and operating expenses	30,700	32,935	38,843	34,669	34,725	34,065
Service expenses	336	430	650	787	481	591
Interest expense	8,051	8,041	8,029	7,930	7,922	7,915
(Gain) loss from change in fair value of warrant liability	(1,020)	(93)	(112)	—	(658)	205
Total expenses	35,031	40,694	46,910	46,590	47,110	47,738

Income before income taxes	97,189	86,747	78,162	77,451	73,655	67,456
Income tax expense	21,745	19,067	17,639	17,258	16,133	14,565
Net income	$75,444	$67,680	$60,523	$60,193	$57,522	$52,891

Earnings per share
Basic	$0.88	$0.79	$0.71	$0.70	$0.67	$0.62
Diluted	$0.86	$0.77	$0.69	$0.69	$0.65	$0.61

Weighted average common shares outstanding
Basic	85,734	85,953	85,757	85,721	85,647	85,317
Diluted	86,577	87,310	87,117	86,880	86,819	86,487

Other data
Loss Ratio(1)	(2.5)%	(0.5)%	(0.4)%	2.8%	4.2%	4.7%
Expense Ratio(2)	25.4%	28.3%	34.1%	30.5%	31.3%	32.2%
Combined ratio (3)	22.9%	27.7%	33.7%	33.3%	35.5%	36.9%

(1)    Loss ratio is calculated by dividing insurance claims and claim (benefit) expenses by net premiums earned.
(2)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.
(3)    Combined ratio may not foot due to rounding.

EXHIBIT 99.1
Portfolio Statistics
The table below highlights trends in our primary portfolio as of the date and for the periods indicated.

Primary portfolio trends	As of and for the three months ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
	($ Values In Millions, except as noted below)
New insurance written	$16,611	$14,165	$18,342	$18,084	$22,751	$26,397
New risk written	4,386	3,721	4,786	4,640	5,650	6,531
Insurance in force (IIF) (1)	168,639	158,877	152,343	143,618	136,598	123,777
Risk in force (1)	43,260	40,522	38,661	36,253	34,366	31,206
Policies in force (count) (1)	551,543	526,976	512,316	490,714	471,794	436,652
Average loan size ($ value in thousands) (1)	$306	$301	$297	$293	$290	$283
Coverage percentage (2)	25.7%	25.5%	25.4%	25.2%	25.2%	25.2%
Loans in default (count) (1)	4,271	5,238	6,227	7,670	8,764	11,090
Default rate (1)	0.77%	0.99%	1.22%	1.56%	1.86%	2.54%
Risk in force on defaulted loans (1)	$295	$362	$435	$546	$625	$785
Net premium yield (3)	0.30%	0.30%	0.31%	0.32%	0.34%	0.36%
Earnings from cancellations	$2.2	$2.9	$5.1	$7.7	$7.0	$9.9
Annual persistency (4)	76.0%	71.5%	63.8%	58.1%	53.9%	51.9%
Quarterly run-off (5)	4.3%	5.0%	6.7%	8.1%	8.0%	12.5%
(1)    Reported as of the end of the period.
(2)    Calculated as end of period risk-in-force (RIF) divided by end of period IIF.
(3)    Calculated as net premiums earned, divided by average primary IIF for the period, annualized.
(4)    Defined as the percentage of IIF that remains on our books after a given twelve-month period.
(5)    Defined as the percentage of IIF that is no longer on our books after a given three month period.
New Insurance Written (NIW), Insurance in Force (IIF) and Premiums
    The tables below present primary NIW and primary and pool IIF, as of the dates and for the periods indicated.

Primary NIW	Three months ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
	(In Millions)
Monthly	$15,695	$13,094	$16,972	$16,861	$19,422	$23,764
Single	916	1,071	1,370	1,223	3,329	2,633
Primary	$16,611	$14,165	$18,342	$18,084	$22,751	$26,397

Primary and pool IIF	As of
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
	(In Millions)
Monthly	$148,488	$139,156	$133,104	$124,767	$117,629	$106,920
Single	20,151	19,721	19,239	18,851	18,969	16,857
Primary	168,639	158,877	152,343	143,618	136,598	123,777

Pool	1,114	1,162	1,229	1,339	1,460	1,642
Total	$169,753	$160,039	$153,572	$144,957	$138,058	$125,419

EXHIBIT 99.1

    The following table presents the amounts related to the company's quota-share reinsurance transactions (the 2016 QSR Transaction, 2018 QSR Transaction, 2020 QSR Transaction, 2021 QSR Transaction, and 2022 QSR Transaction, and collectively, the QSR Transactions), Insurance-Linked Note transactions (the 2017 ILN Transaction, 2018 ILN Transaction, 2019 ILN Transaction, 2020-1 ILN Transaction, 2020-2 ILN Transaction, 2021-1 ILN Transaction, and 2021-2 ILN Transaction and collectively, the ILN Transactions), and traditional excess-of-loss transaction (2022 -1 XOL Transaction) for the periods indicated.

	For the three months ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
	(In Thousands)
The QSR Transactions
Ceded risk-in-force	$9,040,944	$8,504,853	$8,194,604	$7,610,870	$7,113,707	$6,330,409
Ceded premiums earned	(30,231)	(29,005)	(28,490)	(28,366)	(27,537)	(25,747)
Ceded claims and claim expenses	(403)	(159)	19	840	1,194	1,180
Ceding commission earned	6,146	5,886	6,208	6,142	5,961	5,162
Profit commission	17,778	16,723	16,142	15,191	14,391	13,380
The ILN Transactions
Ceded premiums	$(10,132)	$(10,939)	$(11,344)	$(10,390)	$(10,169)	$(9,397)
2022-1 XOL Transaction
Ceded Premiums	$(2,907)	$—	$—	$—	$—	$—

Primary NIW by FICO	For the three months ended			For the six months ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	($ In Millions)
>= 760	$7,990	$6,372	$11,390	$14,362	$24,304
740-759	2,900	2,388	4,246	5,288	9,558
720-739	2,056	1,937	3,152	3,993	7,115
700-719	1,650	1,639	1,798	3,289	4,156
680-699	1,277	1,244	1,292	2,521	2,652
<=679	738	585	873	1,323	1,363
Total	$16,611	$14,165	$22,751	$30,776	$49,148
Weighted average FICO	751	748	754	750	755

Primary NIW by LTV	For the three months ended			For the six months ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	(In Millions)
95.01% and above	$1,577	$1,366	$2,177	$2,943	$4,628
90.01% to 95.00%	8,253	7,055	9,941	15,308	20,992
85.01% to 90.00%	4,772	3,868	6,262	8,640	14,110
85.00% and below	2,009	1,876	4,371	3,885	9,418
Total	$16,611	$14,165	$22,751	$30,776	$49,148
Weighted average LTV	92.2%	92.1%	91.3%	92.1%	91.1%

EXHIBIT 99.1

Primary NIW by purchase/refinance mix	For the three months ended			For the six months ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	(In Millions)
Purchase	$16,203	$13,398	$18,911	$29,601	$36,820
Refinance	408	767	3,840	1,175	12,328
Total	$16,611	$14,165	$22,751	$30,776	$49,148

The table below presents a summary of our primary IIF and RIF by book year as of June 30, 2022.

Primary IIF and RIF	As of June 30, 2022
	IIF	RIF
	(In Millions)
June 30, 2022	$30,249	$7,972
2021	76,657	19,522
2020	39,154	9,928
2019	10,248	2,688
2018	4,021	1,030
2017 and before	8,310	2,120
Total	$168,639	$43,260
    The tables below present our total primary IIF and RIF by FICO and LTV and total primary RIF by loan type as of the dates indicated.

Primary IIF by FICO	As of
	June 30, 2022	March 31, 2022	June 30, 2021
	(In Millions)
>= 760	$83,769	$79,141	$70,583
740-759	29,195	27,406	23,175
720-739	23,240	22,176	18,857
700-719	16,221	15,236	12,230
680-699	11,160	10,347	7,927
<=679	5,054	4,571	3,826
Total	$168,639	$158,877	$136,598

Primary RIF by FICO	As of
	June 30, 2022	March 31, 2022	June 30, 2021
	(In Millions)
>= 760	$21,159	$19,883	$17,531
740-759	7,564	7,054	5,873
720-739	6,044	5,735	4,798
700-719	4,289	4,010	3,161
680-699	2,936	2,706	2,047
<=679	1,268	1,134	956
Total	$43,260	$40,522	$34,366

EXHIBIT 99.1

Primary IIF by LTV	As of
	June 30, 2022	March 31, 2022	June 30, 2021
	(In Millions)
95.01% and above	$16,068	$14,918	$12,026
90.01% to 95.00%	77,804	72,381	60,358
85.01% to 90.00%	51,029	48,406	43,064
85.00% and below	23,738	23,172	21,150
Total	$168,639	$158,877	$136,598

Primary RIF by LTV	As of
	June 30, 2022	March 31, 2022	June 30, 2021
	(In Millions)
95.01% and above	$4,914	$4,527	$3,552
90.01% to 95.00%	22,974	21,358	17,774
85.01% to 90.00%	12,553	11,895	10,555
85.00% and below	2,819	2,742	2,485
Total	$43,260	$40,522	$34,366

Primary RIF by Loan Type	As of
	June 30, 2022	March 31, 2022	June 30, 2021

Fixed	99%	99%	99%
Adjustable rate mortgages:
Less than five years	—	—	—
Five years and longer	1	1	1
Total	100%	100%	100%

EXHIBIT 99.1
    The table below presents a summary of the change in total primary IIF during the periods indicated.

Primary IIF	For the three months ended
	June 30, 2022	March 31, 2022	June 30, 2021
	(In Millions)
IIF, beginning of period	$158,877	$152,343	$123,777
NIW	16,611	14,165	22,751
Cancellations, principal repayments and other reductions	(6,849)	(7,631)	(9,930)
IIF, end of period	$168,639	$158,877	$136,598
Geographic Dispersion
    The following table shows the distribution by state of our primary RIF as of the periods indicated.

Top 10 primary RIF by state	As of
	June 30, 2022	March 31, 2022	June 30, 2021
California	10.8%	10.8%	10.3%
Texas	9.0	9.5	9.8
Florida	8.3	8.4	8.3
Virginia	4.3	4.5	5.0
Georgia	4.0	3.9	3.5
Illinois	3.9	3.8	3.8
Washington	3.9	3.7	3.6
Colorado	3.7	3.7	4.1
Maryland	3.5	3.6	3.9
Pennsylvania	3.3	3.3	3.2
Total	54.7%	55.2%	55.5%

    The table below presents selected primary portfolio statistics, by book year, as of June 30, 2022.

	As of June 30, 2022
Book year	Original Insurance Written	Remaining Insurance in Force	% Remaining of Original Insurance	Policies Ever in Force	Number of Policies in Force	Number of Loans in Default	# of Claims Paid	Incurred Loss Ratio (Inception to Date) (1)	Cumulative Default Rate (2)	Current default rate (3)
	($ Values in Millions)
2013	$162	$6	3%	655	40	1	1	0.6%	0.3%	2.5%
2014	3,451	235	7%	14,786	1,455	29	50	4.0%	0.5%	2.0%
2015	12,422	1,440	12%	52,548	7,941	170	121	3.0%	0.6%	2.1%
2016	21,187	3,145	15%	83,626	16,073	343	138	2.7%	0.6%	2.1%
2017	21,582	3,484	16%	85,897	18,205	607	112	3.9%	0.8%	3.3%
2018	27,295	4,021	15%	104,043	20,359	785	100	6.6%	0.9%	3.9%
2019	45,141	10,248	23%	148,423	42,491	812	25	8.5%	0.6%	1.9%
2020	62,702	39,154	62%	186,174	125,400	696	2	4.6%	0.4%	0.6%
2021	85,574	76,657	90%	257,972	236,705	811	1	4.3%	0.3%	0.3%
2022	30,776	30,249	98%	84,034	82,874	17	—	1.0%	—%	—%
Total	$310,292	$168,639		1,018,158	551,543	4,271	550
(1)    Calculated as total claims incurred (paid and reserved) divided by cumulative premiums earned, net of reinsurance.
(2)    Calculated as the sum of the number of claims paid ever to date and number of loans in default divided by policies ever in force.
(3)    Calculated as the number of loans in default divided by number of policies in force.

EXHIBIT 99.1

The following table provides a reconciliation of the beginning and ending reserve balances for primary insurance claims and claim (benefits) expenses:

	For the three months ended		For the six months ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	(In Thousands)
Beginning balance	$102,372	$96,103	$103,551	$90,567
Less reinsurance recoverables (1)	(20,080)	(18,686)	(20,320)	(17,608)
Beginning balance, net of reinsurance recoverables	82,292	77,417	83,231	72,959

Add claims incurred:
Claims and claim (benefits) expenses incurred:
Current year (2)	8,707	5,069	18,787	15,626
Prior years (3)	(11,743)	(429)	(22,442)	(6,024)
Total claims and claim (benefits) expenses incurred	(3,036)	4,640	(3,655)	9,602

Less claims paid:
Claims and claim expenses paid:
Current year (2)	26	—	26	12
Prior years (3)	356	548	676	1,040
Total claims and claim expenses paid	382	548	702	1,052

Reserve at end of period, net of reinsurance recoverables	78,874	81,509	78,874	81,509
Add reinsurance recoverables (1)	19,588	19,726	19,588	19,726
Ending balance	$98,462	$101,235	$98,462	$101,235

(1)    Related to ceded losses recoverable under the QSR Transactions.
(2) Related to insured loans with their most recent defaults occurring in the current year. For example, if a loan defaulted in a prior year and subsequently cured and later re-defaulted in the current year, the default would be included in the current year. Amounts are presented net of reinsurance and included $14.0 million attributed to net case reserves and $4.5 million attributed to net IBNR reserves for the six months ended June 30, 2022 and $9.8 million attributed to net case reserves and $5.6 million attributed to net IBNR reserves for the six months ended June 30, 2021.
(3) Related to insured loans with defaults occurring in prior years, which have been continuously in default before the start of the current year. Amounts are presented net of reinsurance and included $17.0 million attributed to net case reserves and $4.7 million attributed to net IBNR reserves for the six months ended June 30, 2022 and $1.1 million attributed to net case reserves and $5.0 million attributed to net IBNR reserves for the six months ended June 30, 2021.

    The following table provides a reconciliation of the beginning and ending count of loans in default for the periods indicated.

	For the three months ended		For the six months ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Beginning default inventory	5,238	11,090	6,227	12,209
Plus: new defaults	1,069	1,095	2,232	2,862
Less: cures	(2,011)	(3,402)	(4,143)	(6,270)
Less: claims paid	(24)	(19)	(43)	(35)
Less: rescission and claims denied	(1)	—	(2)	(2)
Ending default inventory	4,271	8,764	4,271	8,764

EXHIBIT 99.1
    The following table provides details of our claims paid, before giving effect to claims ceded under the QSR Transactions, for the periods indicated.

	For the three months ended		For the six months ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	(In Thousands)
Number of claims paid (1)	24	19	43	35
Total amount paid for claims	$471	$702	$873	$1,308
Average amount paid per claim	$20	$37	$20	$37
Severity(2)	46%	66%	43%	64%
(1)    Count includes 10 and 16 claims settled without payment during the three and six months ended June 30, 2022, respectively, and three and four claims settled with out payment during the three and six months ended 2021, respectively.
(2)    Severity represents the total amount of claims paid including claim expenses divided by the related RIF on the loan at the time the claim is perfected, and is calculated including claims settled without payment.

    The following table shows our average reserve per default, before giving effect to reserves ceded under the QSR Transactions, as of the periods indicated.

Average reserve per default:	As of June 30, 2022	As of June 30, 2021
	(In Thousands)
Case (1)	$21.3	$10.6
IBNR (1)(2)	1.8	1.0
Total	$23.1	$11.6
(1)    Defined as the gross reserve per insured loan in default.
(2)    Amount includes claims adjustment expenses.

    The following table provides a comparison of the PMIERs financial requirements as reported by NMIC as of the dates indicated.

	As of
	June 30, 2022	March 31, 2022	June 30, 2021
	(In Thousands)
Available Assets	$2,169,388	$2,127,030	$1,886,993
Risk-Based Required Assets	1,240,143	1,341,217	1,170,854